UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2010

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 12, 2010, Health Management Associates, Inc. (the “Company”) issued a press release (i) previewing its operating results for the three months and year ended December 31, 2009 and (ii) announcing certain of its financial and operational objectives for the year ending December 31, 2010.

The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 12, 2010, the Company appointed Kelly E. Curry, age 55, to be its Executive Vice President and Chief Financial Officer. Since September 2008, Mr. Curry was the Company’s Executive Vice President and Chief Administrative Officer. Among other previous positions at the Company, Mr. Curry was its Chief Financial Officer from April 1987 to October 1994.

Since March 2001, Robert E. Farnham, age 54, was the Company’s Senior Vice President-Finance and Chief Financial Officer. Effective January 12, 2010, Mr. Farnham will continue as the Company’s Senior Vice President-Finance and Principal Accounting Officer.

There were no changes in compensation for either Mr. Curry or Mr. Farnham in respect of the abovementioned changes.

The business background and experience of each of Mr. Curry and Mr. Farnham are described in Item 4 of Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 under the heading “Executive Officers of the Company.” Such descriptions are incorporated into this Current Report on Form 8-K by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Health Management Associates, Inc. on January 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: January 12, 2010	By:	/S/ ROBERT E. FARNHAM
Robert E. Farnham
Senior Vice President-Finance